                                                                EXHIBIT 4(a)

                        CERTIFICATE OF INCORPORATION
                           OF BANPONCE CORPORATION


        FIRST:  The name of the Corporation is BanPonce Corporation.

        SECOND: The principal office of the Corporation shall be at the Popular Center Building, 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918 and its resident agent at such address is Leda, Brunilda Santos de Alvarez.

        THIRD: The nature of the business and the purposes of the Corporation are to engage in, carry out and conduct, for profit, to the extent permitted by law, the following activities:

                1. To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of, and deal in and with the personal or mixed property of every kind and description, including shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, or other interests in debentures, notes, mortgages, or other contracts or obligations and any certificates, receipts or other instruments representing options, right or warrants to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets of or created or issued by any person, or persons, corporation or corporations, association or associations, domestic or foreign, including agencies, instrumentalities, authorities, administrations, corporations or other public governmental bodies or subdivision thereof, and to pay therefor, in whole or in part, in cash or by exchanging therefor, stocks, bonds, or other evidences of indebtedness or securities of this or other corporation, and while the owner or holder of any such personal or mixed property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect and dispose of the interest, dividends, and income arising from such property and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned to the same extent as a natural person might or could do.

                2. To purchase or otherwise acquire and own, hold, use, sell, assign, transfer, exchange and convey, pledge, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber or dispose of real estate whether improved or unimproved, and any right, privilege or interest of any kind whatsoever therein, and to manage, operate, own, hold, deal in and dispose of all or any part of such property and assets whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of such business and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, to the same extent as a natural person might or could do; provided, however, that the Corporation shall not be authorized, as respects real property located within the Commonwealth of Puerto Rico, to conduct the business of buying and selling real estate, and shall in all other respects be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico.
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                                      2


        3. To aid either by loans or by guaranty of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities whereof are held by this corporation or in which it shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this Corporation or in which it at the same time may be interested.

        4. To endorse or guarantee the payment of principal, interest, or dividends on securities and to guarantee the performance of sinking funds or other obligations of, and to guarantee in any way permitted by law the performance of any contracts or obligations of every kind and description with or of any person, firm, association, corporation or of the government or subdivisions thereof.

        5. To lend its surplus or uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governmental bodies or subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

        6. To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time, to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the Commonwealth of Puerto Rico; and to secure the same by mortgage upon, or the pledge, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation then owned or acquired.

        7. To merge into or consolidate with, and to enter into agreements and cooperative relations, not in contravention of law, with any person, firm, association or corporation; to purchase or otherwise acquire and to hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own shares of capital stock or other securities from time to time to the extent and upon such terms as shall be permitted by the law of the Commonwealth of Puerto Rico; provided, however, that shares of its own capital stock so purchased or held shall not be directly or indirectly voted, nor shall they be entitled to the payment of dividends during such period or periods as they shall be held by the Corporation.

        8. To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

        9. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

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                                      3

                (a) inventions, devices, formulas, processes and any improvements and modifications thereof;

                (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the Commonwealth of Puerto Rico, the Government of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                (c)  franchises, licenses, grants and concessions.

        10. To acquire by purchase, exchange or otherwise, all of any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Puerto Rico; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

        11. To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the Commonwealth of Puerto Rico.

        12. To the extent permitted by law, and subject to obtaining the license required under the provisions of Section 9.060 of the Insurance Code of Puerto Rico (26 LPRA 906), to act as agent for insurance companies in soliciting and receiving applications for property, marine and transportation, vehicle, casualty surety and title insurance, and all other kinds of insurance except life and disability insurance, the collection of premiums, and doing such other business as may be delegated to agents by such companies, and to conduct a general insurance agency business.

        13. To organize or cause to be organized under the laws of the Commonwealth of Puerto Rico, or of any other State of the United States of America, or the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.


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                                      4

        14. To conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Puerto Rico, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

        15. To such extent as a corporation organized under the laws of the Commonwealth of Puerto Rico may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Puerto Rico.

        The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or interference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation.

        FOURTH:  The Corporation is to have perpetual existence.

        FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.00.

        The total number of shares of all classes of capital stock which the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is one hundred million shares (100,000,000), of which ninety million shares (90,000,000) shall be shares of Common Stock of the par value of $6.00 per shares (hereinafter called "Common Stock"), and ten million shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock").

        The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

        The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

           (1) The Board of Directors is expressly authorized at any time, and from time
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                                      5


to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing or the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                (a)  the designation of such series;

                (b) the purchase price which the Corporation shall receive for each share of such series;

                (c) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                (e) the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

                (f) whether the shares of such series shall be convertible into or exchangeable for shares of any other class of classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                (g) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                (h) the restrictions and conditions, if any, upon the reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

                (i) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of any involuntary dissolution.

        (2) Except as otherwise required by law and except for such voting powers with
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respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

        SIXTH: The Board of Directors shall have the power, whenever it may deem necessary to so act, from time to time, to authorize the issue of new shares of stock. The common stockholders of record on any date designated by resolution of the Board of Directors shall preference for the subscription for common stock on a pro rata basis unless the Board of Directors unanimously resolves otherwise, but the stockholders shall have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any Dividend Reinvestment and Stock Purchase Plan of the Corporation or which may be authorized in order to exchange such new shares of stock for property which the Board of Directors may consider convenient or necessary for the Corporation to acquire, nor shall the stockholders have any right of preference therefore in the event of new issues of stock in payment of services rendered to the Corporation, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services for the Corporation.

        SEVENTH:  The name and address of each incorporator is:


                                Name                    Address
                                ----                    -------
                1.      Socorro Santiago . . . . . 1395 San Alfonso Avenue
                                                   Urb. Altamesa
                                                   Rio Piedras, Puerto Rico

                2.      Annie Serrano  . . . . . . DH-27 Llanuras Street
                                                   Rio Hondo IV
                                                   Bayamon, Puerto Rico

                3.      Julie Vazquez  . . . . . . 31st Street, AE-22
                                                   Villas de Loiza
                                                   Canovanas, Puerto Rico



        EIGHTH: (1) The Board shall be composed of such number of directors as are established from time to time by the Board of Directors and approved by an absolute majority of directors; provided, however, that the total number of directors shall always be an odd number and not less than nine (9) nor more than twenty-five (25). The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year.
Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1991; each initial director in Class



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                                      7


2 shall hold office until the annual meeting of stockholders in 1992; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1993. Except as provided in this Article Eighth, a director shall be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of stockholders for which the director stands for election and entitled to elect such director.

        (2) Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.

        (3) Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of two-thirds (2/3) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

        The Board of Directors may from time to time, in the manner provided for in the by-laws of the Corporation, hold its regular or extraordinary meetings outside of Puerto Rico.

        NINTH: The Board of Directors may, upon resolution approved by an absolute majority thereof, from time to time (after adoption of the original by-laws of the Corporation) adopt, amend or repeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be adopted, by the stockholders of the Corporation.











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                                      8


        TENTH: The affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of outstanding shares of the Corporation shall be required (i) to amend this Article TENTH, (ii) to approve any Business Combination for which stockholder approval is required by applicable law or (iii) to approve the voluntary dissolution of the Corporation, notwithstanding that applicable law would otherwise permit any of the above with the approval of fewer shares or without the approval of any shares:

        For purposes of this Article TENTH, the term "Business Combination" shall mean:

        (a) a merger, reorganization or consolidation in which the Corporation is a constituent corporation; or

        (b) the sale, lease, or hypothecation of substantially all the assets of the Corporation.

        Other than with respect to this Article TENTH, the affirmative vote of the holders of not less than two-thirds of the total number of outstanding shares of the Corporation shall be required to amend these Articles of Incorporation, notwithstanding, that applicable law would otherwise permit such amendment with the approval of fewer shares or without the approval of any shares.

        ELEVENTH: (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise, against expenses (including attorneys's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        (4) Any indemnification under paragraph 1 or 2 of this Article
ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterest directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

        (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of his Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other
State of the United State or foreign county as may be applicable.

                          CERTIFICATE OF RESOLUTION
               OF THE BOARD OF DIRECTORS OF BANPONCE CORPORATION

                             8.35% NON-CUMULATIVE
                MONTHLY INCOME PREFERRED STOCK, 1994 SERIES A

 (Pursuant to Article 501 of the General Corporation Law of the Commonwealth
                               of Puerto Rico)


        We, the undersigned, Executive Vice President and Secretary of BANPONCE CORPORATION (hereinafter called the "Corporation"), a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the said Board of Directors on June 16, 1994, adopted the following resolutions creating a series of 4,000,000 shares of Preferred Stock designated as the "8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A."

                RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created.

                FURTHER RESOLVED, that the directors have determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation.

                FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

          A.  DESIGNATION AND AMOUNT

              The shares of such series of Preferred Stock shall designated as the "8.35% Non-Cumulative Monthly Income Preferred Stock 1994 Series A" (hereinafter called the "Series A Preferred Stock"), and the number of authorized shares constituting such series shall be 4,000,000.

          B.  DIVIDENDS

              1. Holders of record of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds of the Corporation legally available therefor, non-cumulative cash dividends at the annual rate per share of 8.35% of the liquidation preference of $25 per share, or $0.173958 per share per month, with each aggregate payment made to each record holder of the Series A Preferred Stock being rounded to the next lowest cent.

              2. Dividends on the Series A Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) monthly in arrears in United States dollars commencing on July 31, 1994, and on the last day of each calendar month of each year thereafter to the holders of record of the Series A
                  Preferred

                Stock as they appear on the books of the Corporation on the second Business Day (as defined below) immediately preceding the relevant date of payment. In the case of the dividend payable on July 31, 1994, such dividend shall cover the period from the date of issuance of the Series A Preferred Stock to July 31, 1994. In the event that any date on which dividends are payable is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding Business Day without any interest or other payment in respect of any such delay, except that, if, such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A "Business Day" is a day other than a day on which banking institutions in San Juan, Puerto Rico or New York, New York are authorized or required by law to close.

        3. Dividends on the Series A Preferred Stock will be non-cumulative. The Corporation is not obligated or required to declare or pay dividends on the Series A Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of the Corporation or an authorized committee thereof does not declare a dividend payable on a dividend payment date in respect of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date and the Corporation will have no obligation to pay the dividend accrued for such monthly dividend period or to pay any interest thereon, whether or not dividends on such Series A Preferred Stock are declared for any future monthly dividend period.

        4. The amount of dividends payable for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.

        5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder's address as it appears on the register for such Series A Preferred Stock.

        6. So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets, upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless (i) all accrued and unpaid dividends on the Series A Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously and the full monthly dividend on the Series A Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment and (ii) the Corporation has not defaulted in the payment of the redemption price of any shares of Series A Preferred Stock called for redemption.

        7.       When dividends are not paid in full on the Series A
                 Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the liquidation preference per share of the Series A Preferred Stock and any such other shares of stock bear to each other.

        8. Holders of record of the Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of Series A Preferred Stock. The Corporation may, however, at its discretion, declare a special dividend in an amount sufficient to allow the Corporation to pay dividends on any stock of the Corporation ranking junior to the Series A Preferred Stock in compliance with the provisions of Section B.6 above.


C.      CONVERSION; EXCHANGE

        The Series A Preferred Stock will not be convertible into or exchangeable for any other securities of the Corporation.

D.      REDEMPTION AT THE OPTION OF THE CORPORATION

        1. The shares of the Series A Preferred Stock are not redeemable prior to June 30, 1998. On and after that date, the shares of the Series A Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, upon not less than 30 nor more than 60 days' notice by mail, at the redemption prices set forth below, during the twelve-month periods beginning on June 30 of the years set forth below, plus accrued and unpaid dividends for the then current monthly dividend period to the date fixed for redemption.



                Year                                    Redemption Price
                ____                                    ________________

                1998 .................................        $26.25
                1999 .................................        $26.00
                2000 .................................        $25.75
                2001 .................................        $25.50
                2002 and thereafter ..................        $25.00

        2. In the event that less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series A Preferred Stock may at the time be listed or eligible for quotation.

        3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption data. The notice of redemption to each holder of shares of Series A Preferred Stock shall specify the number of shares of Series A Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of Series A Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presume to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.


        4. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.


        5. At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series A
                 Preferred Stock to be redeemed with a bank or trust company designated by the Corporation having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the "Depositary"), to be held in trust by the Depositary for payment to the holders of the shares of the Series A Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Series A Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the Series A Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

         6. Any funds unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Series A Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

         7. Any shares of the Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

E.       LIQUIDATION PREFERENCE

         1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of Series A Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the Series A Preferred Stock, distributions upon liquidation in the amount of $25 per share plus an amount equal to any accrued and unpaid dividends for the current monthly dividend period to the date of payment. Such amount shall be paid to the holders of the Series A Preferred Stock prior to any payment or distribution to the holders of the common stock of the Corporation ranking junior to the Series A Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.

         2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares wills share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Series A

      Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

  3. Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

  4. If the assets distributable upon any dissolution, liquidation, or winding up of the Corporation shall be insufficient to permit the payment to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

F. Voting Rights

  1. Except as described in this Section F, or except as required by applicable law, holders of the Series A Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.

  2. If the Corporation does not pay dividends in full on the Series A Preferred Stock for eighteen consecutive monthly dividend periods, the holders of outstanding shares of the Series A Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Diretors or such authorized committee fails to convene such meeting with such 30-day period, the holders of 10% of the outstanding shares of the Series A Preferred Stock and any such other stock will be entitled to convene such meting. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series A

      Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods.

  3. Any variation or abrogation of the rights, preferences and privileges of the Series A Preferred Stock by way of amendment of the Corporation's Certificate of Incorporation or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series A Preferred Stock) shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds in liquidation preference of the outstanding shares of the Series A Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the Series A Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series A Preferred Stock.

  4. No vote of the holders of the Series A Preferred Stock will be required for the Corporation to redeem or purchase and cancel the Series A Preferred Stock in accordance with the Certificated of Incorporation of the Corporation or the Certificate of Resolution for the Series A Preferred Stock.

  5. The Corporation will cause a notice of any meeting at which holders of the Series A Preferred Stock are entitled to vote to be mailed to each record holder of such Series A Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.

  6. Except as set forth in this Section F, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.

G.      Rank

        The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation, to the Corporation's Series A Participating Preferred Stock and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (or to all series of the Preferred Stock in general); (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on a parity with the Series A Preferred Stock (or to all series of the Preferred Stock in general); and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock (or to all series of the Preferred Stock in general). For this purpose, the term "equity securities" does not include debt securities convertible into or exchangeable for equity securities.

H.  Form of Certificate for Series A Preferred Stock; Transfer and Registration

    1. The Series A Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of Series A Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Series A Preferred Stock, as the sole owner of such share for all purposes.

    2. The transfer of a share of Series A Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series A Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

    3. Registration of transfers of shares of Series A Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

    4. The Corporation will not be required to register the transfer of a share of Series A Preferred Stock after such share has been called for redemption.

I.   Replacement of Lost Certificates

     If any certificate for a share of Series A Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share may be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.

J.   No Preemptive Rights

     Holders of the Series A Preferred Stock will have no preemptive rights purchase any securities of the Corporation.

K.   No Repurchase at the Option of the Holders; Miscellaneous

     Holders of the Series A Preferred Stock will have no right to require the Corporation to repurchase any shares of Series A Preferred Stock, and the shares of Series A Preferred Stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the Series A Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

        The undersigned hereby certify that the capital of the Corporation will not be reduced under or by reason of the adoption of the above resolutions providing for the creation of the above described series of Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Executive Vice President, David H. Chafey, Jr., and its Secretary, Samuel T. Cespedes, this 16th day of June, 1994.



                                                BANPONCE CORPORATION



                                                By: /s/ David H. Chafey, Jr.
                                                    ------------------------
                                                    David H. Chafey, Jr.
                                                    Executive Vice President

[CORPORATE SEAL]
                                                By: /s/ Samuel T. Cespedes
                                                    ------------------------
                                                    Samuel T. Cespedes
                                                    Secretary

Affidavit No.  576
              -----


        Acknowledged and subscribed before me in San Juan, Puerto Rico, this 16th day of June, 1994, by the following persons: David H. Chafey, Jr., of legal age, married, executive, and resident of San Juan, Puerto Rico, in his capacity as Executive Vice President of BanPonce Corporation; and Samuel T. Cespedes, of legal age, married, attorney, and resident of San Juan, Puerto Rico, in his capacity as Secretary of BanPonce Corporation, both are personally know to me.




                                                    /s/ Alberto J. Morales
                                                    ------------------------
                                                         Notary Public

                          Certificate of Resolution

        The undersigned, as Assistant Secretary of the Board of Directors of BanPonce Corporation, does hereby certify that at a meeting of the Board of Directors held on the 26th day of April, 1996, at which a quorum was present, and acting throughout, a resolution was duly and regularly adopted, which is in full force and effect and unrescinded, and which reads as follows:

        "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation was created pursuant to a resolution adopted by the Board of Directors on August 11, 1988, as amended on November 8, 1990 and November 12, 1992 and the number of shares constituting said series shall be and is hereby increased from 350,000 shares to 700,000 shares.

        RESOLVED FURTHER, that the directors have determined that the preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing stockholders of the Corporation.

        RESOLVED FURTHER, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock (no par value)" and the number of shares constituting such series is hereby increased from 350,000 to 700,000.

                Section 2.  Dividends and Distributions.

                (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Series A Participating Cumulative Preferred Stock, in preference to the shares of Common Stock, par value $6 per share, of the Corporation (the "Common Stock") and any other stock of the Corporation junior to the Series A Participating Cumulative Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 15, June 15, September 15 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the issuance of a share or fraction of a share of Series A Participating Cumulative Preferred Stock, in an amount per share (rounded tot he nearest cent) equal to the greater of
         (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification of otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Cumulative Preferred Stock. In the event the Corporation shall at any time after August 31, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Participating Cumulative Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Cumulative Preferred Stock from the quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issues of such shares, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Participating Cumulative Preferred Stock shall have only the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Cumulative Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (C) (i) If at any time dividends on any Series A Participating Cumulative Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Cumulative Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of Series A Participating Cumulative Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                (ii) During any default period, such voting right of the holders of Series A Participating Cumulative Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Cumulative Preferred
         Stock.

                (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the
         Corporation.   Notice of such meeting and of any annual meeting at
         which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 50 days after such order or request or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Cumulative Preference Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected the Director whose office shall have become vacant. References in this paragraph
         (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                (v)     Immediately upon the expiration of a default period,
         (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation of by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation of by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (x) in the preceding sentence may be filled by a majority of the remaining Directors.

                (D) Unless the vote or consent of the holders of a greater number of shares of Preferred Stock (including shares of the Series A Participating Cumulative Preferred Stock) shall then be required by law, the consent of the holders of at least a majority of all shares of Preferred Stock (including shares of the Series A Participating Cumulative Preferred Stock) at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for such purpose in accordance with the provisions of subparagraph (iii) of Section 3(C) (as if a default period had occurred and was continuing) at which the holders of all shares of Preferred Stock shall vote together as a class without regard to series, shall be necessary for authorizing, effecting or validating (i) the merger or consolidation of the Corporation into or with any other corporation, if such merger or consolidation would adversely affect the powers, preferences or rights of any shares of any series of Preferred Stock or
         (ii) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any amendment thereof or supplement thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Preferred Stock) as to affect adversely the powers, preferences, or rights, of any series of Preferred Stock. The increase of the authorized amount of the Preferred Stock, or the creation, authorization or issuance of any shares of any other class of stock of the Corporation ranking prior to or on a parity with the shares of any series of Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized or outstanding stock of the Corporation into any such prior or parity shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of any series of Preferred Stock.

        (E) Except as set forth herein, holders of Series A Participating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.  Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Cumulative Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Cumulative Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock;

        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except dividends paid ratably on the Series A Participating Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, provided that the Corporation may at any time redeem, purchase otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) with the Series A Participating Cumulative Preferred Stock, or

        (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Cumulative Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series A Participating Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation.

        Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Cumulative Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares Series A Participating Cumulative Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of stock ranking on a Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except distributions made ratably on the Series A Participating Cumulative Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The shares of Series A Participating Cumulative Preferred Stock shall not be redeemable.

        Section 9. Rank. The Series A Participating Cumulative Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's preferred stock outstanding on the date hereof and to all such other series that specifically provide that they shall rank senior to the Series A Participating Cumulative Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of Series A Participating Cumulative Preferred Stock, voting separately as a Class.

Section 11. Fractional Shares. Series A Participating Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Cumulative Preferred Stock.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of this Corporation in San Juan, Puerto Rico, this 6th day of November, 1996.


                                        BANPONCE CORPORATION




                                By:  /s/ Brunilda Santos de Alvarez
                                   --------------------------------------
                                         Brunilda Santos de Alvarez
                                         Assistant Secretary




Affidavit Number:   645
                  -------

        Subscribed and acknowledged to before me by Mrs. Brunilda Santos de Alvarez, of legal age, married, lawyer and resident of Guaynabo, Puerto Rico, as Assistant Secretary of the Board of Directors of BanPonce Corporation, to me personally known at San Juan, Puerto, this 6th day of November, 1996.




[SEAL]




                                     /s/ Estela Martinez de Miranda
                                     ------------------------------
                                         Notary Public

                                 CERTIFICATE


     The undersigned, Richard L. Carrion, President of the Board of Directors, President and Chief Executive Officer of BanPonce Corporation, and Samuel T. Cespedes, Secretary of the Board of Directors of BanPonce Corporation, hereby certify:

     That in the annual meeting of stockholders of BanPonce Corporation, held in the city of San Juan, Puerto Rico on the 25th day of April, 1997, which was duly called together, the following resolutions were adopted amending Article First and Article Fifth of the Amended Articles of Incorporation of BanPonce Corporation by the affirmative vote of more than two thirds and the affirmative vote of the majority, respectively, of the common stock of BanPonce Corporation issued and outstanding:

     "RESOLVED, that Article First of the Restated Articles of Incorporation of BanPonce Corporation be, and it hereby is, amended in its entirety to read as follows:

     "FIRST:  The name of the Corporation is Popular, Inc."

      RESOLVED, FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Articles of Incorporation of the Corporation, including without limitation, filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico.

     RESOLVED, that Article Fifth of the Restated Articles of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

     "FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is one hundred ninety million shares (190,000,000), of which one hundred eighty million shares (180,000,000) shall be shares of Common Stock of the par value of $6, per shares (hereinafter called "Common Stock"), and ten million (10,000,000) shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock").

     The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

        (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                (a)     the designation of such series;

                (b) the purchase price that the Corporation shall receive for each share of such series;

                (c) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                (e) the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

                (f) whether the shares of such series shall be convertible into or exchangeable for shares of any other class of classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                (g) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

                (h) the restrictions and conditions, if any, upon the reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

                (i) the rights of the holders of the shares such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

        (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Articles of Incorporation, including without limitation on filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico.

     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of the Corporation in San Juan, Puerto Rico, this 25th day of April, 1997.



  /s/ Richard L. Carrion                  /s/ Samuel T. Cespedes
------------------------------------    --------------------------------------
         RICHARD L. CARRION                        SAMUEL T. CESPEDES
PRESIDENT - BOARD OF DIRECTORS                         SECRETARY
PRESIDENT AND CHIEF EXECUTIVE
              OFFICER


Affidavit No. 730

     Sworn and subscribed to before me by Richard L. Carrion, of legal age, married and resident of San Juan, Puerto Rico, in his capacity as President of the Board of Directors, President and Chief Executive Officer of BanPonce Corporation, and Samuel T. Cespedes, of legal age, married and resident of San Juan, Puerto Rico, in his capacity as Secretary of the Board of Directors of BanPonce Corporation, who are both personally known to me in San Juan, Puerto Rico, this 25th day of April, 1997.


                                          /s/ Estella Martinez De Miranda
                                        --------------------------------------
                                                   NOTARY PUBLIC